UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2022

Mister Car Wash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40542	47-1393909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 E. 5th Street

Tucson, Arizona 85705

(Address of principal executive offices) (Zip Code)

(520) 615-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MCW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2022, Lisa Funk, General Counsel and Corporate Secretary of Mister Car Wash, Inc. (the “Company”), provided notice of her retirement from the Company, effective December 31, 2022 (the “Retirement Date”).

In connection with Ms. Funk’s retirement, she and the Company entered into a Transition Agreement (the “Transition Agreement”), pursuant to which Ms. Funk agreed to serve as General Counsel through the earlier of (i) the Retirement Date and (ii) the date a successor to her position as General Counsel commences employment with the Company. Ms. Funk also agreed to provide through the Retirement Date such other transition and advisory services as may be reasonably requested by the Company. During such transition period, Ms. Funk will be eligible to receive her current annual base salary at its current rate.

In consideration for an increase to the applicable restricted period for any post-employment non-competition and non-solicitation covenants of 24 months and subject to her execution of the general release of claims included in the Transition Agreement, Ms. Funk will remain eligible to receive an annual bonus for calendar year 2022 at her current target bonus opportunity, payable when 2022 annual bonuses are paid generally under the Company’s annual bonus program. In addition, pursuant to the Transition Agreement, the post-termination exercise period applicable to the stock options granted to Ms. Funk in 2015 and 2016 will be extended for a period of six months following the later of (i) the Retirement Date and (ii) the expiration date of any lock-up agreement or arrangement applicable to or otherwise binding on Ms. Funk at any time during the six-month period immediately following the Retirement Date, provided that the expiration of each such option will not be later than their original expiration date. Pursuant to the applicable award agreements, Ms. Funk will also be entitled to accelerated vesting of the respective portions of the stock options and restricted stock units granted to Ms. Funk under the Company’s 2021 Incentive Award Plan that would have vested during the 12-month period following the date upon which Ms. Funk provided notice of her retirement.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Transition Agreement, dated June 21, 2022, by and between Mister Car Wash, Inc. and Lisa Funk

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline Instance XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTER CAR WASH, INC.

Date: June 24, 2022	By:	/s/ Jedidiah Gold
Jedidiah Gold
Chief Financial Officer